UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K  CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest reported)  March 31, 2008

INFE - HUMAN RESOURCES, INC.

(Exact name of registrant as specified in its chapter)

Nevada	000-50374	54-2013455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

67 Wall Street, 22nd Floor, New York, NY  10005-3198

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

InFE HUMAN RESOURCES on March 31, 2008 issued a press release entilted "INfe Human Resources (IFHR) Generates $8.6 Million in Revenue; Sales Up 34%, EBITDA Up 28%."

The press release is in its entirety below:

Press Release:

NEW YORK, NY---Mar 31, 2008 -- INfe Human Resources, Inc. (OTC BB:IFHR)reported strong financial performance for 2007, achieving a 34% increase in revenue, a 28% increase in EBITDA and a higher gross margin. For fiscal year ended November 30, 2007, INfe Human Resources generated revenues of $8,603,150.

INfe Human Resources reports revenues were $8,603,150 for the fiscal year ended November 30, 2007, as compared to $6,407,963 for the fiscal year ended November 30, 2006. The increase in revenue demonstrates year-on-year growth of $2,195,187, or 34.2%. Gross margin improved to 18.2% from 16.8% while Earnings Before Interest and Taxes (EBITDA) from the consolidated staffing business was $308,785, an improvement of approximately 28% over the prior year's $241,468.

INfe Human Resources CEO, Arthur D. Viola, commented: "2007 was a banner year for INfe Human Resources, with dramatic increases in revenue, margin and EBITDA. This year we continue to drive sales and improve profitability for our staffing subsidiaries by increasing margins, bringing prices in line with market value, cutting transportation expenses, enhancing sales capabilities, and cross selling new products via existing marketing pipelines."

Mr. Viola continued: "We recorded a loss in our Daniels Corporate Advisory Company for public company expenses including accounting, legal, marketing and consulting. $750,000 of that $1 million was paid through the issuance of stock -- these were non-cash expenses. As the company grows both the non-cash and cash expenses will be spread over additional sales as well as other acquisitions and merger partners. For year-end 2008 INfe Human Resources is on track to generate sales in the $10 million range."

Contact

For further information about this release contact Rich Kaiser, Investor relations, YES INTERNATIONAL, 800-631-8127.

Safe Harbor

This release may include forward-looking statements within the section 27A of the United States Securities Act 1933, as amended, and section 21E of the United States Securities and Exchange Act 1934, as amended, with respect to achieving corporate objectives, developing additional project interests, the analysis of opportunities in the acquisition and development of various project interests and other matters. These statements are made under the "Safe Harbor" provisions of the United States Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ from those in the forward-looking statements contained herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INFE-Human Resources, Inc.

April 1, 2008

By: /s/  Arthur Viola

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Name:  Arthur Viola

Title:   Chief Executive Officer,

            Sole Director and Principal
            Financial Officer